News Release

HOPE BANCORP ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

LOS ANGELES – January 6, 2023 – Hope Bancorp, Inc. (NASDAQ: HOPE) (the “Company”), the holding company of Bank of Hope (the “Bank”), today announced that Alex Ko has resigned from his position as Senior Executive Vice President and Chief Financial Officer of the Company and Bank, effective January 6, 2023, in order to pursue other opportunities. The resignation of Ko did not result from any disagreement with the Company, and Ko has agreed to serve as a consultant through March 31, 2023, to assist in the transition process.

A formal search has been initiated and until such time when a new Chief Financial Officer is appointed, the Company announced that David P. Malone will step in and serve as Interim Chief Financial Officer.

“On behalf of the Board, I thank Alex for his leadership and contributions to date and wish him success in his future endeavors,” said Kevin S. Kim, Chairman, President and Chief Executive Officer. “I also thank Dave for stepping in during this transition period. With his extensive executive management experience and in-depth knowledge of our Bank, together with our strong accounting, financial reporting, investor relations, planning, treasury, and control teams that we have in place, I am confident all CFO-related capabilities and responsibilities will be sustained for a smooth transition.”

Malone, age 72, has been a director of the Company and the Bank since May 2014 and currently chairs a special committee of the Board, the Asset Liability Committee. He was appointed a member of the executive management team of the Bank in April 2017 and retired from his position as President and Chief Operating Officer of Bank of Hope, effective December 31, 2021. Prior to joining the Company, he was most widely known for his 15-year tenure at Community Bank in Pasadena, California, where he served various capacities, including Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer. Malone earned his B.S. degree in Accounting from California State University, Northridge.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $19.08 billion in total assets as of September 30, 2022. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 54 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama and Georgia. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

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Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses, regulatory risks associated with current and future regulations; and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Angie Yang
SVP, Director of Investor Relations & Corporate Communications
213-251-2219
angie.yang@bankofhope.com

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